UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Internet Security Systems, Inc.

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Internet Security Systems, Inc.

6303 Barfield Road

Atlanta, GA 30328

April 18, 2005

Notice of Annual Stockholders Meeting

Dear Stockholders:

We cordially invite you to attend Internet Security Systems’ annual stockholders meeting. The meeting will be held on Tuesday, May 24, 2005, at 8:30 a.m. Eastern time at our corporate offices, located at 6303 Barfield Road, Atlanta, Georgia 30328.

At the annual meeting, you will be asked to:

•	Elect three directors to serve a three-year term ending in the year 2008; and

•	Approve our 2005 Stock Incentive Plan.

You will find information regarding these proposals in the attached proxy statement. We will also transact any other business properly brought before the meeting. At this time, the Board of Directors knows of no other proposals or matters to be presented. A copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K, is also enclosed with these materials.

This meeting is for ISS stockholders. If you attend the meeting in person, you will need to present at the door this booklet and proper identification. Stockholders of record at the close of business on April 4, 2005 will be entitled to vote at the meeting, and at any adjournments or postponements of the meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, please be sure your shares are represented at the meeting by promptly voting and submitting your proxy through the Internet, by telephone or by completing and returning your proxy form in the enclosed envelope.

If you have any questions concerning the meeting, please contact ISS’ Investor Relations Department at (404) 236-2943 or by e-mail to ir@iss.net. For questions regarding your stock ownership, please contact your broker or, if you hold your shares directly, you may contact our transfer agent, SunTrust Bank, at (404) 581-1579.

Sincerely,

/s/ Thomas E. Noonan

Thomas E. Noonan

President, Chief Executive Officer and

Chairman of the Board

Internet Security Systems, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by Internet Security Systems, Inc., on behalf of the Board of Directors, for the 2005 Annual Meeting of Stockholders. This proxy statement and the accompanying proxy are being distributed on or about April 18, 2005.

You can vote your shares using one of the following methods:

•	Vote through the Internet at the website shown on the proxy card

•	Vote by telephone using the toll-free number shown on the proxy card

•	Complete and return a written proxy card

Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is 11:59 p.m., Eastern time, on Monday, May 23, 2005.

You can also vote in person at the meeting, and submitting your voting instructions by any of the methods mentioned above will not affect your right to attend and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy, or by notifying the inspector of election in writing of such revocation.

At the meeting, stockholders are being asked to:

•	Elect three directors to serve a three-year term ending in the year 2008; and

•	Approve our 2005 Stock Incentive Plan to replace our Restated 1995 Stock Incentive Plan.

The Board of Directors recommends that stockholders vote FOR election of all three nominees for director and FOR approval of our 2005 Stock Incentive Plan.

The details of each proposal follow.

Proposal One:

Election of Directors

General

Stockholders will be asked to elect three directors to our Board at the annual meeting to serve a three-year term expiring at the annual meeting of stockholders in 2008. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Richard S. Bodman, Kevin J. O’Connor and Steven J. Heyer, who are currently directors, to stand for re-election.

The Board first elected Mr. Heyer as a director on August 17, 2004 upon the recommendation of the Nominating and Governance Committee. Mr. Heyer came to the attention of the Nominating and Governance Committee through its chairman, Mr. Nunn. In connection with the election of Mr. Heyer, the Board amended the company’s by-laws to increase the size of the Board to eight members.

The Board of Directors is responsible for directing the management and affairs of ISS. Our certificate of incorporation provides for a classified Board consisting of three classes of directors with staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors. The class whose term of office expires at this annual meeting consists of three directors. The directors elected at the annual meeting will serve for a term of three years, expiring at the 2008 annual meeting of stockholders or when their successors have been elected and qualified. The class whose term of office expires at the 2006 annual meeting consists of three directors and the class whose term of office expires at the 2007 annual meeting consists of two directors.

The nominees for election have agreed to serve if elected, and we have no reason to believe that the nominees will be unavailable to serve. If a nominee is unable or declines to serve as a director at the time of the annual meeting, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

Nominees for Director for Term Ending at the 2008 Annual Meeting of Stockholders

Richard S. Bodman, 67, has served as one of our directors since July 1997. Since May 1996, Mr. Bodman has served as President of Venture Management Services, Inc., an independent company that manages equity funds and investments. Mr. Bodman serves as a director of Spacehab, Inc., a provider of space research opportunities, payload processing, and operations and logistics services. He also serves on the boards of several privately held companies.

Kevin J. O’Connor, 44, has served as one of our directors since October 1995. Mr. O’Connor has been the Chairman of DoubleClick Inc., a provider of Internet advertising services, since January 1996 and was also its Chief Executive Officer until June 2000. Mr. O’Connor is also a director of 1-800-FLOWERS.com, Inc., an online retailer of flowers and gifts, Pinnacor, Inc., a provider of information and analytical applications to financial services companies and global corporations, and several privately held companies.

Steven J. Heyer, 52, has served as one of our directors since August 2004. Mr. Heyer has served as the Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. since October, 2004. Prior to joining Starwood, he was President and Chief Operating Officer of The Coca-Cola Company from December 2002 through September 2004. Prior to that, he had been Executive Vice President of The Coca-Cola Company from April 2001 and President and Chief Operating Officer, Coca-Cola Ventures, from March 2001. Before joining The Coca-Cola Company, Mr. Heyer had been President and Chief Operating Officer of Turner Broadcasting Systems, Inc., a broadcasting company. He is also a director of Coca-Cola FEMSA, a soft drink bottler.

Vote Required

The three nominees receiving the greatest number of affirmative votes of the shares present or represented by proxy and entitled to vote at the annual meeting will be elected directors. This number is called a plurality.

Recommendation of the Board of Directors

Our Board of Directors recommends that the stockholders vote FOR the election of the three nominees listed above.

Continuing Directors for Term Ending at the 2006 Annual Meeting of Stockholders

Thomas E. Noonan, 44, has served as our President and as a director since August 1995 and as our Chief Executive Officer and Chairman of the Board since November 1996. Mr. Noonan is also a director of Manhattan Associates, Inc., a provider of technology-based solutions to improve supply chain effectiveness and efficiencies, as well as two privately held companies.

Sam Nunn, 66, has served as one of our directors since October 1999 and an advisor to us since February 1998. Mr. Nunn is co-chairman and chief executive officer of the Nuclear Threat Initiative, Inc., a charitable organization working to reduce the global threat from nuclear, biological and chemical weapons. Mr. Nunn retired from King & Spalding LLP, an Atlanta law firm, as of December 31, 2003, having served as a senior partner since 1997. Previously, he served in the United States Senate for four terms starting in 1972. He is a director of Chevron Texaco Corporation, The Coca-Cola Company, Dell Computer Corporation, General Electric Company, and Scientific-Atlanta, Inc.

David N. Strohm, 56, has served as one of our directors since February 1996. Since 1980, Mr. Strohm has been an employee of Greylock Management Corporation, a venture capital group, and has been a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm is also a director of DoubleClick Inc., a provider of Internet advertising services, EMC Corporation, a data storage management software company, and several privately held companies.

Continuing Directors for Term Ending at the 2007 Annual Meeting of Stockholders

Robert E. Davoli, 56, has served as one of our directors since February 1996. Mr. Davoli has been a general partner of, or an advisor to, Sigma Partners, a venture capital firm, since January 1995. Mr. Davoli also serves as a director of Vignette Corporation, an Internet relationship management software company, Versata, Inc., an e-business software applications and services company, StorageNetworks, Inc., a provider of storage management software and services, and several privately held companies.

Christopher W. Klaus, 31, founded Internet Security Systems in April 1994 and has served as one of our directors since then. He also served as President until August 1995, as Chief Executive Officer until November 1996 and Chief Technology Officer until June 2004. Mr. Klaus continues to serve as Chief Security Advisor and Secretary. Prior to founding ISS, Mr. Klaus developed a shareware version of Internet Scanner®, an ISS network security application, while attending the Georgia Institute of Technology.

Meetings and Committees

Our Board held seven meetings during fiscal 2004. We have an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which operates under a written charter adopted by the Board. The Audit Committee held nine meetings during 2004, the Compensation Committee held five meetings during 2004, and the Nominating and Governance Committee held three meetings during 2004. Each Board member attended at least 75% of the total number of meetings of the Board and the committees on which the member served held during the period in which the member served. Seven members of the Board attended last year’s Annual Meeting of Stockholders. It is the policy of the Board that a number of its members attend each annual meeting so that the Board is adequately represented. The Board has determined that all of its members, with the exception of Mr. Noonan, our Chairman, President and Chief Executive Officer, and Mr. Klaus, our founder, Secretary and Chief Security Advisor, are independent under Nasdaq listing standards.

In addition to Board and committee meetings, our independent directors meet periodically without management present. These meetings are chaired by our lead director, who is periodically chosen by the independent directors, and currently is Mr. Strohm.

Our corporate governance guidelines, committee charters, codes of conduct and ethics and other governance information can be found on our web site at www.iss.net by following the links under Investor Relations and Corporate Governance.

Audit Committee

The Audit Committee of our Board consists of three directors, Messrs. Bodman, Davoli and O’Connor. Mr. Davoli is the committee’s chairman. The Board has determined that Mr. Bodman is an ‘audit committee financial expert’ within the meaning of federal securities laws. The purpose of the Audit Committee is to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, and the performance of our internal audit function and independent auditors. Among other responsibilities, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent auditor.

Compensation Committee

The Compensation Committee of our Board consists of three directors, Messrs. Davoli, O’Connor and Strohm. Mr. Strohm is the committee’s chairman. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. It also has authority to administer our Restated 1995 Stock Incentive Plan and to make incentive grants thereunder, and will have similar authority under our proposed 2005 Stock Incentive Plan if stockholders approve its adoption.

Nominating and Governance Committee

The Nominating and Governance Committee of our Board consists of three directors, Messrs. Heyer, Nunn and Strohm. Mr. Nunn is the committee’s chairman. The Nominating and Governance Committee is primarily responsible for identifying individuals qualified to become Board members and recommending director nominees to the Board prior to each annual meeting of shareholders, recommending nominees for any committee of the Board, developing and recommending corporate governance guidelines to the Board, and leading the Board’s review of its performance and the performance of individual directors.

Director Nominations

To fulfill its responsibilities, the Nominating and Governance Committee will periodically consider and make recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the Board and the Nominating and Governance Committee will evaluate each incumbent’s continued service, in light of the Board’s collective requirements, at the time such director’s Class comes up for reelection. When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The Committee will review the qualifications of each candidate. Final candidates generally will be interviewed by one or more Board members. The Committee will then make a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.

The Committee has adopted Guidelines on Director Nominations and the Committee’s charter and our corporate governance guidelines provide general qualifications nominees should meet. These qualifications include the following:

•	Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. ISS endeavors to have a board representing diverse experience in areas that are relevant to its global activities.

•	Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

•	A director should disclose the director’s consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director’s service to ISS. The Nominating and Governance Committee and the Board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to the ISS board. Current positions held by directors may be maintained unless the Board determines that doing so would impair the director’s service on the ISS Board.

Any stockholder may nominate a person for election as a director at a meeting of stockholders at which such nominating stockholder is entitled to vote by following the procedures prescribed in Article I, Section 5(c) of ISS’ by-laws, which generally requires that certain written information about the nominee and nominating stockholder be delivered to or mailed and received at the principal executive offices of the company, to the attention of the Corporate Secretary, not less than one hundred twenty calendar days in advance of the date of the Notice of Annual Meeting released to stockholders in connection with the previous year’s annual meeting of stockholders.

In addition, the Nominating and Governance Committee will consider for inclusion in the Board’s annual slate of director nominees candidates recommended by significant, long-term stockholders. A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than five percent of the company’s voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting. In order for such a nominee to be considered for inclusion with the Board’s slate, the nominating stockholder shall submit a timely nomination notice in accordance with the company’s by-laws, as described above. The nominating stockholder should expressly indicate in the notice that such stockholder desires that the Board and Committee consider the stockholder’s nominee for inclusion with the Board’s slate of nominees for the meeting. The nominating stockholder and stockholder’s nominee should undertake to provide, or consent to ISS obtaining, all other information the Board and Committee request in connection with their evaluation of the nominee.

A stockholder nominee submitted for inclusion in the Board’s slate of nominees should meet the criteria for a director described above. In addition, in evaluating stockholder nominees for inclusion with the Board’s slate of nominees, the Board and Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board.

The Nominating and Governance Committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation. The policies and procedures described above are subject to change.

Director Compensation

The following table sets forth cash and equity compensation paid to non-employee directors during 2004.

Non-employee Director	Annual Retainer	Committee Retainers	Committee Chair Retainer	Shares Underlying Options Granted	Restricted Stock Grants
Richard S. Bodman	$20,000	$5,000	—	10,000	3,500
Robert E. Davoli	$20,000	$10,000	$5,000	10,000	3,500
Steven J. Heyer(1)	—	—	—	40,000	3,500
Kevin J. O’Connor	$20,000	$10,000	—	10,000	3,500
Sam Nunn	$20,000	$5,000	$5,000	10,000	3,500
David N. Strohm	$20,000	$10,000	$5,000	10,000	3,500

(1)	Mr. Heyer joined the Board in August 2004.

Our non-employee directors received an annual retainer for Board service of $20,000 after the annual meeting of stockholders in May 2004. Non-employee directors also received in May 2004 an annual retainer of $5,000 for each committee on which the non-employee director served and an annual retainer of $5,000 for serving as a chairperson of a committee. These annual retainers will also be payable upon the conclusion of this year’s annual meeting. In addition, our non-employee directors are reimbursed for their reasonable expenses in connection with attending Board meetings. For the year of Board service ending in May 2006, the Compensation Committee has approved increasing the annual retainer for Board service to $25,000 and the annual retainer for chairing a committee to $10,000. In addition, an annual retainer of $10,000 has been added for serving as independent lead director.

A non-employee director may elect to receive common stock under the Stock Issuance Program of our Restated 1995 Stock Incentive Plan in lieu of the cash retainer payable. The election can be made at any time prior to the annual meeting of stockholders for the retainer payable upon conclusion of such meeting. The grant is made by the Compensation Committee of the Board and the stock value is determined by the closing sales price of our common stock on the date of such annual stockholder meeting. The non-employee directors also received on July 26, 2004 a restricted stock grant of 3,500 shares of our common stock, which vests following this annual meeting of stockholders. Directors do not receive meeting fees for individual meetings. The stock option grants referred to in the above table to Messrs, Bodman, Davoli, O’Connor, Nunn and Strohm were made on May 24, 2004 with an exercise price of $15.14 per share.

Upon Mr. Heyer joining the Board on August 17, 2004, he received a restricted stock grant of 3,500 shares of our common stock, which vests following this annual meeting of stockholders, and options to purchase 20,000 shares under our automatic grant program and an additional 20,000 shares under the discretionary grant program. These options were granted at an exercise price of $13.68 per share, which was the closing price on that date, and the grants vest over four years.

Under the Automatic Option Grant Program of our Restated 1995 Stock Incentive Plan, each non-employee director is granted an initial option to purchase 20,000 shares of common stock on the date he or she is first elected or appointed to the Board, provided he or she has not previously been our employee. In addition, after each annual stockholders meeting, each non-employee director is granted an annual option to purchase 10,000 shares of common stock. Each option is granted at an exercise price per share equal to the fair market value per share of common stock on the grant date. Options have a term of ten years, subject to earlier termination upon cessation of Board service. Options are immediately exercisable, though any shares purchased upon exercise of the option are subject to repurchase by us upon cessation of Board service prior to vesting in the shares. The initial option grant to non-employee directors vests in four equal successive annual installments. The annual option grant vests upon the completion of one year of Board service. In addition, the shares underlying each option grant immediately vest upon certain changes in our ownership or control or upon the death of the Board member. If Proposal Two is approved by our stockholders at our annual meeting, the Restated 1995 Stock Incentive Plan, and the Automatic Grant Program thereunder, will terminate and our non-employee directors would be eligible for awards under the 2005 Stock Incentive Plan.

If Proposal Two is approved by our stockholders at our annual meeting, the initial grant will consist of an option to purchase 20,000 shares of common stock and 5,000 shares of restricted stock. The initial options vest over four years, 6.25% quarterly beginning three months from the grant date, and the shares of restricted stock vest over two years, 12.5% quarterly beginning three months from the grant date. Under Proposal Two, the annual grant will consist of an option to purchase 10,000 shares of stock and 5,000 shares of restricted stock. The options and restricted stock vest over two years, 12.5% quarterly beginning three months from the grant date. The new automatic grant program will be effective with the automatic grants awarded upon conclusion of this annual meeting of stockholders if Proposal Two is approved. Options would be granted at an exercise price per share equal to 100% of the fair market value per share of common stock on the grant date. Options would have a term of seven years, subject to earlier termination upon cessation of Board service. In addition, the outstanding option grants become immediately and fully exercisable and shares of restricted stock immediately vest in full upon certain changes in our ownership or control, or upon the death or termination of Board service due to disability of the director, or upon retirement at the end of the extant term of the director.

Proposal Two:

Approval of 2005 Stock Incentive Plan

To Replace the Restated 1995 Stock Incentive Plan

On April 15, 2005, the Board approved the 2005 Stock Incentive Plan (the “2005 Plan”). The 2005 Plan replaces the Restated 1995 Stock Incentive Plan (“1995 Plan”), which otherwise expires on September 6, 2005. Stockholder approval of the 2005 Plan, including the performance measures which may be utilized thereunder, is sought (1) in order to qualify the 2005 Plan under Section 162(m) of the Code, and to thereby allow ISS to deduct for federal income tax purposes all compensation paid under the 2005 Plan to the Chief Executive Officer or any of the four most highly compensated executive officers other than the Chief Executive Officer (the “Named Officers”), (2) to satisfy the requirements of Section 422(b) of the Code so that certain options issued under the 2005 Plan may be “incentive stock options”, and (3) to satisfy the governance requirements of Nasdaq. The following description of the material features of the 2005 Plan is a summary and is qualified in its entirety by reference to the 2005 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

If the stockholders approve the 2005 Plan, the 1995 Plan will be terminated May 24, 2005, upon approval of the 2005 Plan. If the stockholders do not approve the 2005 Plan, then the 1995 Plan will remain in place until it expires. Assuming the 2005 Plan is approved by stockholders and the 1995 Plan is terminated, the remaining shares otherwise available for grant under the 1995 Plan—approximately 4,305,000 shares—will no longer be available for grants. The number of shares available for grant under the 2005 Plan will be 7,250,000, plus the number of shares subject to outstanding grants under the 1995 Plan as of May 24, 2005, and which are later forfeited or expire on or after May 24, 2005, in accordance with the terms of such grants.

The 2005 Plan is designed to provide attributes that are in line with current investor expectations. Some of these attributes of the 2005 Plan include the following:

•	No evergreen provision. The 1995 Plan had an evergreen provision providing for automatic annual increases in the number of shares.

•	No reload options. That is, an optionee who exercises a stock option and pays the exercise price using shares already owned will not receive a new option for the number of shares the individual used. The 1995 Plan provides for reload options.

•	No company loans to pay for the exercise of options. The 1995 Plan provides for such loans, although we have not made use of this provision.

•	No option terms in excess of seven years. This is substantially less than the ten years provided under the 1995 Plan.

•	No grants at less than fair market value. Stock options will be granted at no less than 100% of the fair market value of a share on the grant date. The 1995 Plan provides for option grants at less than fair market value, although we have not made use of that provision.

•	No repricing of awards. No award to a participant may be repriced, replaced, regranted through cancellation, or modified for such participant without stockholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the exercise price for such participant for the shares underlying such award. In addition, the Committee may not, without stockholder approval, cancel a participant’s outstanding option that is underwater for the purpose of granting a replacement award of a different type to such participant.

•	No liberal share counting. That is, the gross amount of option shares will be counted against the plan limit, regardless of whether: shares are tendered to pay the exercise price; shares are withheld for taxes; or shares are repurchased by the company with option proceeds. Further, the gross amount of stock appreciation rights to be settled in shares will be counted against the plan limit, regardless of the net number of shares delivered upon settlement of the stock appreciation rights.

To address emerging equity compensation practices, we continue to review our compensation and benefits programs. We have designed the 2005 Plan to allow for flexibility so that, in addition to the stated maximum awards described above, the 2005 Plan provides that awards of performance shares, restricted stock or restricted stock units—so-called “full value” grants—will be counted against the 2005 Plan maximum so that the maximum is reduced by 1.5 shares for each full value grant share awarded. For example, if we issue 100,000 shares of restricted stock, we would reduce the 2005 Plan maximum by 150,000 shares.

The shares to be delivered under the 2005 Plan will be made available from authorized but unissued shares of our common stock, from treasury shares, or from shares purchased in the open market or otherwise. Shares initially subject to awards under the 1995 Plan or 2005 Plan that become subject to lapsed or cancelled awards or options will be available for further awards and options under the 2005 Plan.

As under the 1995 Plan, the objectives of the 2005 Plan are to (1) attract, motivate and retain employees, directors, consultants, advisors and other persons who perform services for ISS by providing compensation opportunities that are competitive with other companies; (2) provide incentives to those individuals who contribute significantly to the long-term performance and growth of ISS and its affiliates; and (3) align the long-term financial interests of employees and other individuals who are eligible to participate in the 2005 Plan with those of stockholders.

Description of 2005 Plan

General.    The 2005 Plan will be administered by the Compensation Committee of the Board or such other committee (the “Committee”) consisting of two or more members as may be appointed by the Board to administer the 2005 Plan. If any member of the Committee does not qualify as (1) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a subcommittee of the Committee shall be appointed to grant awards to the Named Officers, and to officers who are subject to Section 16 of the Exchange Act, and each member of such subcommittee shall satisfy the requirements of (1) and (2) above. References to the Committee in this summary shall include and, as appropriate, apply to any such subcommittee. Subject to the requirement that stockholder approval be obtained for certain amendments, the 2005 Plan may be amended by the Committee in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously granted under the 2005 Plan, unless the participants affected provide their written consent.

Under the 2005 Plan, participants may be granted stock, stock options (qualified and non-qualified), stock appreciation rights (“SARs”), restricted stock, restricted stock units, and performance shares, provided that non-employee directors are not eligible for grants of qualified stock options or performance shares. The number of shares that may be awarded under the 2005 Plan is 7,250,000. Other than awards of stock options or SARs or awards that must be settled in cash, the number of shares that may be granted in the form of other awards (“Full Value Grants”) will be counted against the 7,250,000 Plan maximum so that the maximum is reduced 1.5 shares for each share subject to the Full Value Grants. In addition, the maximum number of shares subject to options and stock appreciation rights that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant shall be 600,000 shares, and the maximum number of shares of restricted stock and restricted stock units, and performance shares and units that may be granted, in the aggregate, pursuant to awards in any one fiscal year to any one participant shall be 200,000 shares. In addition, the maximum number of incentive stock options that may be issued under this plan is 4,000,000. In the event of a change in capitalization (as defined in the 2005 Plan), the Committee may adjust the maximum number and class of shares that may be issued, the number and class of shares subject to outstanding awards and the purchase price of outstanding awards, if applicable.

Shares awarded or subject to purchase under the 2005 Plan and under the 1995 Plan that are not delivered or purchased, or revert to ISS as a result of forfeiture or termination, expiration or cancellation of an award, will be available for issuance again under the 2005 Plan.

The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. To the extent provided by law, the Committee may delegate to one or more persons the authority to grant awards to individuals, other than to the Named Officers. As applicable, when used in this description of the 2005 Plan, references to the Committee also refers to any such individual to whom the Committee has delegated some of its authority to grant awards. The Committee may provide in the agreements relating to awards under the 2005 Plan for automatic accelerated vesting and other rights upon the occurrence of a change in control or upon the occurrence of other events as may be specified in such agreements.

Stock Options.    The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of a stock option (which shall not be less than the fair market value of a share on the date of grant) and the period of exercise (including upon termination of employment) will be determined by the Committee and be set forth in an option agreement; provided that no option will be exercisable more than seven years after the date of grant.

Options granted under the 2005 Plan shall be exercisable at such times and be subject to restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by a participant. The Committee shall determine and set forth in the option agreement the extent to which options are exercisable after termination of employment. The Committee may provide for deferral of option gains related to an exercise. The option price upon exercise shall be paid to ISS in full, either (1) in cash, (2) cash equivalent approved by the Committee, (3) by tendering (or attesting to the ownership of) previously acquired shares having an aggregate fair market value at the time of exercise equal to the total option price, or (4) by a combination of (1), (2) and (3). The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the 2005 Plan’s purpose and applicable law.

SARS.    SARs granted under the 2005 Plan entitle the grantee to receive an amount payable in shares and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified exercise price. The exercise period of a SAR may not exceed 7 years. SARs may be granted in tandem with a related stock option or independently. If a SAR is granted in tandem with a stock option, the grantee may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in the award agreement the extent to which SARs are exercisable after termination of employment.

Restricted Stock/Restricted Stock Units.    Restricted stock awards may be made either alone, in addition to or in tandem with other types of awards permitted under the 2005 Plan and may be current grants of restricted stock or deferred grants. The terms of restricted stock awards, including the restriction period, any performance targets applicable to the award and the extent to which the grantee will have the right to receive unvested restricted stock following termination of employment or other events, will be determined by the Committee and be set forth in the agreement relating to such award. The restriction period for restricted stock and restricted stock units that are not subject to performance conditions will not be less than 3 years (but graded vesting may be provided) and for performance-based awards will not be less than one year. Unless otherwise set forth in an agreement relating to a restricted stock award, the grantee of restricted stock shall have all of the rights of a stockholder of ISS, including the right to vote the shares and the right to receive dividends, provided however that the Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to ISS to be held for the account of the grantee.

A restricted stock unit is an unsecured promise to transfer an unrestricted share at a specified future date, such as a fixed number of years, retirement or other termination of employment (which can be later than the vesting date of the award at which the right to receive the share becomes nonforfeitable). Restricted stock units represent the right to receive a specified number of shares at such times, and subject to such restriction period and other conditions, as the Committee determines. A participant to whom restricted stock units are awarded has no rights as a stockholder with respect to the shares represented by the restricted stock units unless and until shares are actually delivered to the participant in settlement of the award. However, restricted stock units may have dividend equivalent rights if provided for by the Committee.

Performance Shares.    Performance shares are awards granted in terms of a stated potential maximum number of shares, with the actual number and value earned to be determined by reference to the satisfaction of performance targets established by the Committee. Such awards may be granted subject to any restrictions, in addition to performance conditions, deemed appropriate by the Committee. Except as otherwise provided in an agreement relating to performance shares, a grantee shall be entitled to receive any dividends declared with respect to shares earned that have not yet been distributed to the grantee and shall be entitled to exercise full voting rights with respect to such shares.

Performance Measures.    Awards granted or issued under the 2005 Plan that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, shall use one or more of the following performance measure(s) as determined by the Committee: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, operating margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost. The Committee can establish other performance measures for awards granted to participants other than the Named Officers, or for awards granted to Named Officers that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

After the applicable performance period has ended, the Committee may adjust the achieved performance levels to exclude the effects of unusual charges or income items or other events, such as acquisitions or divestitures, which distort the financial results for the performance period; provided that with respect to Named Officers, the Committee must, and can only, exclude items with the effect of increasing the award payable if such items constitute “extraordinary” or “unusual” events or items under generally accepted accounting principles. The Committee will also adjust performance calculations to exclude unanticipated effects on financial results of changes in tax laws or regulations or accounting rules. The Committee is allowed to decrease the award otherwise payable if the financial performance during the performance period justifies such adjustment, regardless of the extent to which the applicable performance measure was achieved. The agreement evidencing the granting of an award may provide the Committee with the right to revise performance levels and awards payable if unforeseen events occur which have a substantial effect on financial results and which in the Committee’s judgment make the application of the performance levels unfair; provided that for Named Officers such changes must be made in a manner not inconsistent with Section 162(m) of the Code.

Director Awards.    The 2005 Plan provides for an initial grant of non-qualified stock options and restricted stock to each individual who is for the first time elected to serve as a non-employee director of the Board and also for annual grants of non-qualified stock options and restricted stock to each non-employee director of the Board. The initial grant will be made on the date the individual becomes a new non-employee director and will be for options to purchase 20,000 shares of stock and 5,000 shares of restricted stock, with 6.25% of the option shares vesting each quarter (three month period) from the grant date, and with 12.5% of the restricted shares vesting each quarter from the grant date, provided the individual is still serving as a director on each such date. The initial option grant will be made at an exercise price equal to 100% of the fair market value of a share on the date the option is granted. The annual grants will be made on the date of each annual stockholders meeting, and each non-employee director will be granted a stock option to purchase 10,000 shares of stock and 5,000 shares of restricted stock, with 12.5% of the options and restricted shares vesting each quarter from the grant date, provided the individual is still serving as a director on such date. The annual option grants will be made at an exercise price equal to 100% of the fair market value of a share on the date the option is granted. Each option granted to such directors shall expire no later than seven years after the date of grant. Non-employee directors are also eligible for discretionary awards, but the amount of such awards is limited. Outstanding option grants shall become immediately and fully exercisable and shares of restricted stock shall immediately vest in full upon certain changes in our ownership or control, or upon the death or termination of Board service due to disability of the director, or upon retirement at the end of the extant term of the director.

Federal Income Tax Consequences

The following is a brief summary of the current U.S. federal income tax consequences of awards made under the 2005 Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to participants and ISS. Further, the provisions of the Code and the regulations and rulings thereunder relating to these matters may change.

Stock Options.    A participant will not recognize any income upon the grant or purchase of a stock option. A participant will recognize income taxable as ordinary income (and subject to income tax withholding for ISS employees) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over the sum of the exercise price and the amount, if any, paid for the option on an after-tax basis, and ISS will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the participant is an ISS employee or within 3 months (one year if the participant is disabled within the meaning of Section 22(c)(3) of the Code) following the participant’s termination of employment. If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and ISS will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over (2) the exercise price, and ISS will be entitled to a corresponding deduction.

SARs.    A participant will not recognize any income upon the grant of a SAR. A participant will recognize income taxable as ordinary income (and subject to income tax withholding for ISS employees) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by ISS upon such exercise, and ISS will be entitled to a corresponding deduction.

Restricted Stock Awards.    A participant will not recognize taxable income at the time of the grant of a restricted stock award, and ISS will not be entitled to a tax deduction at such time, unless the participant makes an election under a special Code provision to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by ISS as compensation expense, except to the extent the limit of Section 162(m) applies. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding for ISS employees), rather than dividend income, in an amount equal to the dividends paid and ISS will be entitled to a corresponding deduction.

Restricted Stock Units.    A participant will not recognize taxable income at the time of the grant of a restricted stock unit and ISS will not be entitled to a tax deduction at such time. When the participant receives shares pursuant to a restricted stock unit, the federal income tax consequences applicable to restricted stock awards, described above, will apply.

Performance Share Awards.    A participant will not recognize taxable income upon the grant of a performance share award, and ISS will not be entitled to a tax deduction at such time. Upon the settlement of a performance share award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for ISS employees) in an amount equal to the cash paid and the fair market value of the shares delivered to the participant, and ISS will be entitled to a corresponding deduction.

Compliance with Section 162(m).    Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the Named Officers. Compensation realized with respect to stock options awarded under the 2005 Plan, including upon exercise of a non-qualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the 2005 Plan be approved by ISS’ current stockholders. In addition, other types of awards under the 2005 Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m). To satisfy the requirements that apply to “performance-based” compensation, those performance measures must be approved by our current stockholders, and approval of the Plan will also constitute approval of those measures.

2005 Plan Awards

No awards have been granted yet under the 2005 Plan, and the grants that will be made under the 2005 Plan are not currently determinable. Except with respect to the automatic awards to non-employee directors, the Committee will make future awards at its discretion.

Vote Required

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is required for approval of the 2005 Plan.

Recommendation of the Board of Directors

Our Board of Directors recommends that stockholders vote FOR approval of the 2005 Plan (including the material terms of the performance measures under which certain awards may be granted).

S tock Performance

The graph and table below compare the performance of our common stock to the Nasdaq National Market Index and to the Nasdaq Computers and Data Processing Services Index. They cover the period from December 31, 1999 to December 31, 2004. The graph and table assumes that $100 was invested in our common stock and each of the indexes on December 31, 1999, and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04
ISSX	$100.00	$110.29	$45.08	$25.77	$26.48	$32.69
Nasdaq Stock Market (US Companies)	$100.00	$60.31	$47.84	$33.07	$49.45	$53.81
Industry - Computer & Data Processing	$100.00	$45.88	$36.95	$25.48	$33.56	$36.97

The foregoing graph and table shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Se curity Ownership of Management and Principal Stockholders

The following table sets forth the beneficial ownership of shares of common stock as of February 14, 2005 for (1) our Chief Executive Officer, the four most highly compensated executive officers serving at the end of fiscal 2004 (collectively the “Named Officers”); (2) our directors; (3) our directors and executive officers as a group; and (4) each person who is a stockholder holding more than a 5% interest in our common stock. Unless otherwise indicated, the address for each person is c/o Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, Georgia 30328.

	Shares Beneficially Owned
Name	Number	Percentage(1)
Richard S. Bodman (2)	50,095	*
Lawrence Costanza (3)	576,875	*
Robert E. Davoli (4)	191,624	*
Steven J. Heyer	3,500	*
Doug Johns (5)	278,125	*
Christopher W. Klaus (6)	4,028,690	8.8%
Richard Macchia (7)	497,301	*
Thomas E. Noonan (8)	4,149,437	8.6%
Sam Nunn (9)	103,224	*
Kevin J. O’Connor (10)	102,266	*
Jaap Smit	11,550	*
David N. Strohm (11)	126,000	*
All directors and executive officers as a group (16 persons) (12)	10,573,653	21.2%

* Indicates	less than 1%.

(1)	Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person or group and the percentage ownership of that person or group, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days following February 14, 2005, are deemed outstanding. However, shares subject to options are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Includes options for 25,000 shares of common stock.

(3)	Includes options for 551,875 shares of common stock.

(4)	Includes options for 70,000 shares of common stock.

(5)	Includes options for 253,125 shares of common stock.

(6)	Includes options for 15,000 shares of common stock and 215,517 shares owned by spouse.

(7)	Includes options for 430,001 shares of common stock.

(8)	Includes 2,160,000 shares held in family trusts and options for 180,785 shares of common stock.

(9)	Includes options for 95,000 shares of common stock.

(10)	Includes options for 70,000 shares of common stock.

(11)	Includes 30,000 shares held in a family trust and options for 20,000 shares of common stock.

(12)	Includes options for 4,105,967 shares of common stock.

Executive Officers

In addition to Thomas E. Noonan, our Chief Executive Officer and President, and Christopher Klaus, our Chief Security Advisor and Secretary, who are described in Proposal One regarding our directors, we have the following executive officers:

Richard Macchia, 53, is our Chief Financial Officer and Senior Vice President of Administration. He joined us in 1997.

Lawrence Costanza, 46, has served as our Senior Vice President of Americas Sales Operations since July 2000. Mr. Costanza was Vice President of North America Sales for Lucent Technologies, a communications networks solutions and services company, prior to joining us.

Doug Johns, 56, joined us as Senior Vice President Worldwide Operations in September 2002. Prior to then, Mr. Johns was Chairman and Chief Executive Officer of Monorail Computer Corp., a personal computer seller.

Pete Privateer, 51, is our Senior Vice President Corporate Development. He also served us as our Senior Vice President Global Marketing and Senior Vice President Security Services since joining us in January 2002. Prior to joining us, Mr. Privateer was President and Chief Operating Officer of Pelican Security, Inc., a website security software company.

Jaap Smit, 43, is Senior Vice President of our Europe, Middle East and Africa region (EMEA), having joined us in April 2004. Prior to then, Mr. Smit was Vice President of EMEA for MatrixOne, Inc., a product lifecycle management solutions provider. Before joining MatrixOne in April 2003, he served in various capacities with business application software company Progress Software Corporation from 1997 to 2002, most recently as Vice President of EMEA Operations.

Lin Ja Hong, 47, joined us in 1997 to serve as President of our Asia Pacific region.

Sean Bowen, 44, has served as our General Counsel and Vice President of Contracts Administration since March 2000.

Maureen Richards, 35, joined our accounting group as a manager in 1997 and has served as our Corporate Controller since March 2001 and as a Vice President since March 2003.

Section 16(a) Beneficial Reporting Compliance

The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of our common stock and their transactions in common stock. Based upon (1) the copies of Section 16(a) reports which we received from such persons, and (2) the written representations received from such persons, we believe that all reporting requirements under Section 16(a) for the fiscal year were met in a timely manner, except as follows: Messrs. Christopher Klaus, Thomas Noonan, Richard S. Bodman, Robert E. Davoli, Sam Nunn, Kevin J. O’Connor and David N. Strohm each reported one transaction on Form 4 late.

E xecutive Compensation

Summary Compensation

The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and the next four most highly compensated executive officers, called the “Named Officers,” whose combined salary and bonus for 2004 was in excess of $100,000.

	Year	Annual Compensation				Long-Term Compensation Awards

						Restricted Stock Awards(3)	Securities Underlying Options (# of Shares)

Name and Principal Position(s)		Salary		Bonus
Thomas E. Noonan Chief Executive Officer, President and Chairman of the Board	2004 2003 2002	$ $ $	375,000 343,750 237,500	$ $ $	313,540 300,984 164,687	$710,000 — —	500,000 600,000 600,000
Richard Macchia Senior Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	272,500 261,250 243,750	$ $ $	174,870 160,525 121,124	$443,750 — —	100,000 150,000 107,500
Lawrence Costanza Senior Vice President of Americas Sales Operations	2004 2003 2002	$ $ $	300,000 300,000 300,000	$ $ $	157,903 152,942 195,036	$443,750 — —	100,000 170,000 185,000
Jaap Smit(1) Senior Vice President Europe, Middle East and Africa	2004		$349,836		$175,152	$179,700	—
Doug Johns(2) Senior Vice President of Worldwide Operations	2004 2003 2002	$ $ $	300,000 300,000 100,000	$ $ $	183,361 160,525 8,400	$443,750 — —	100,000 150,000 125,000

(1)	Mr. Smit joined us in April 2004. Mr. Smit’s cash compensation was paid in euros in 2004. An exchange rate of 1.24 euros per dollar was used to calculate the dollar value in the table.

(2)	Mr. Johns joined us in September 2002.

(3)	The award of restricted stock to Mr. Smit was in the form of restricted stock units for 10,000 shares and to be settled in shares of common stock following vesting. The grant was made on April 1, 2004 when Mr. Smit joined the company and when the closing price of a share of our stock was $17.97. The other restricted stock awards were made on January 27, 2004, when closing price of a share of our stock was $17.75. Mr. Noonan received an award of 40,000 shares of restricted stock and Messrs. Costanza, Johns and Macchia each received an award of 25,000 shares of restricted stock. The restricted stock and restricted stock units vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

Stock Option Grants

The following table contains information concerning the stock options granted to the Named Officers during 2004. All grants were made under our 1995 Plan.

Option Grants in 2004 (1)

	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees In 2004		Exercise Price Per Share		Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(2)

Name								5%		10%
Thomas E. Noonan	100,000 400,000	(3) (4)	3.4345 13.7381	% %	$ $	17.75 17.75	1/26/11 1/26/11	$ $	722,269 2,889,078	$ $	1,683,070 6,732,280
Richard Macchia(3)	100,000		3.4345%			$17.75	1/26/11		$722,269		$1,683,070
Lawrence Costanza(3)	100,000		3.4345%			$17.75	1/26/11		$722,269		$1,683,070
Jaap Smit	—		—			—	—		—		—
Doug Johns(3)	100,000		3.4345%			$17.75	1/26/11		$722,269		$1,683,070

(1)

Under our 1995 Plan, unvested options terminate if the individual ceases to be employed by us prior to full vesting. If we are acquired by merger, consolidation or asset sale, the vesting of the options will accelerate and all options will vest in full unless the successor assumes the options. In the event that the successor assumes the options, if within 12 months following the acquisition the individual’s position is reduced to a lesser position or the individual’s employment is involuntarily terminated, the vesting of the options will accelerate in part so that the next annual installment of option shares scheduled to vest will immediately vest and, to the extent the individual continues in our service, each installment of option shares scheduled to vest thereafter will vest on each subsequent anniversary of the acceleration date. Each option expires on the earlier of its expiration date or the termination of the individual’s employment with us. All options were granted at fair market value as determined by the Compensation Committee on the date of grant.

(2)	Future value assumes appreciation in the market value of the common stock of 5% and 10% per year over the seven-year option period as mandated by the rules and regulations of the Securities and Exchange Commission and does not represent our estimate or projection of the future value of the common stock. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

(3)	The options vested one hundred percent (100%) on an accelerated basis on December 31, 2004 due to the achievement of a revenue performance target. See “Compensation Committee Report on Executive Compensation.”

(4)	The option vested 50% on April 2, 2004 and vested quarterly thereafter until fully vested on April 2, 2005.

Stock Options and Fiscal Year-End Values

The following table provides information about the number of shares underlying unexercised options held by the Named Officers at the end of the fiscal year, and their value. There were no option exercises by the Named Officers during 2004.

Stock Options and Year-End Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas E. Noonan	1,785,043	414,957	$8,718,000	$3,391,000
Richard Macchia	395,627	159,373	$2,969,715	$1,918,685
Lawrence Costanza	502,815	257,185	$2,110,311	$2,300,289
Jaap Smit	—	—	—	—
Doug Johns	226,563	173,437	$1,850,223	$2,229,527

(1)	Value is determined by subtracting the exercise price from the closing price per share of the common stock on the Nasdaq National Market on December 31, 2004 ($23.25 per share) to get the average value per option, and multiplying it by the number of shares underlying the option. The amount in this column may not represent amounts that can actually be realized.

Equity Compensation Plans

A summary of our stockholder approved and non-approved equity compensation plans as of December 31, 2004 was as follows:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	8,724,000	$21.01	4,586,000	(1)
Equity compensation plans not approved by security holders	121,000	$7.15	—

Total	8,845,000	$20.82	4,586,000

(1)	Of the total, 134,000 shares remained available as of December 31, 2004 for issuance under our 1999 Employee Stock Purchase Plan, subject to increase on the first trading day of each calendar year by 50,000 shares.

Our non-stockholder approved equity compensation plans include the following:

•	Non-qualified stock options granted to non-employee directors

•	Options assumed in connection with our acquisition of Netrex, Inc

•	Options assumed in connection with our acquisition of Network ICE, Corporation

•	Options assumed in connection with our acquisition of vCIS, Inc.

The following is a description of the material features of each of these plans:

Non-qualified stock options granted to non-employee directors

On December 8, 1997 the Board of Directors granted to each of Messrs. Bodman, Davoli, O’Connor and Strohm a non-statutory option to purchase 40,000 shares of common stock outside of the 1995 Plan, on the same terms as if those options had been granted under the 1995 Plan. ISS reserved 160,000 shares of common stock for issuance under these options. These options vested over four years, with an exercise price of $3.50 per share. As of December 31, 2004, 80,000 of these options remained outstanding.

Options assumed in connection with our acquisition of Netrex, Inc.

In August 1999, as a result of our acquisition of Netrex, Inc. we assumed all outstanding Netrex, Inc. stock options. As a result, approximately 510,000 shares of ISS common stock were reserved for outstanding grants under the Netrex Stock Plan. Each option is subject to the same terms and conditions of the original grant and generally vest over four years and expire ten years from the date of grant. No further options may be granted under the Netrex plan. As of December 31, 2004, approximately 5,000 options were outstanding.

Options assumed in connection with our acquisition of Network ICE Corporation

In June 2001, as a result of our acquisition of Network ICE, we assumed all outstanding Network ICE stock options. As a result, approximately 289,000 shares of ISS common stock were reserved for outstanding grants under the Network ICE Stock Plan. Each option is otherwise subject to the same terms and conditions of the original grant and generally vest over four years and expire ten years from the date of grant. No further options may be granted under the Network ICE plan. As of December 31, 2004, approximately 34,000 options were outstanding.

Options assumed in connection with our acquisition of vCIS, Inc.

In October 2002, as a result of our acquisition of vCIS, Inc. we assumed all outstanding vCIS, Inc. stock options. As a result, approximately 35,000 shares of ISS common stock were reserved for outstanding grants under the vCIS Stock Plan. Each option is otherwise subject to the same terms and conditions of the original grant and generally vest over four years and expire ten years from the date of grant. No further options may be granted under the vCIS plan. As of December 31, 2004, approximately 2,000 options were outstanding.

Retention Agreements

ISS entered into retention agreements with Messrs. Noonan, Macchia, Costanza and Johns in October 2003 pursuant to which ISS will pay these executive officers severance payments if their employment is terminated under certain circumstances following a change in control of ISS. A “change in control” includes:

•	any person becoming the beneficial owner of 40% of the total voting power of ISS;

•	a merger or consolidation in which ISS’ voting securities immediately prior to the transaction do not represent, or are not converted into, a majority of the voting power of the surviving entity;

•	a sale of substantially all of ISS’ assets or a liquidation or dissolution of ISS; and

•	if a majority of the Board is comprised of persons other than directors who were on the Board at the time the retention agreements were entered into or were approved by such incumbent directors.

If any covered executive officer is terminated by ISS other than for cause or his death or disability, or if the executive officer resigns for good reason, within two years following a change in control of ISS (and while his retention agreement is in effect), the officer is entitled to receive, in addition to his normal salary and other compensation and benefits earned or payable through the date of his termination, severance payments equal to a multiple of the sum of his annual salary and targeted quarterly and annual bonuses for the year in question. Mr. Noonan is entitled to a severance payment equal to two times such annual compensation amount, and Messrs. Macchia, Costanza and Johns are entitled to one-and-a-half times such amount. In addition, ISS shall pay to Mr. Noonan an additional amount, up to $2 million, equal to any excise tax imposed on Mr. Noonan if payments under his retention agreement and any other arrangement whereby he might receive separation compensation are characterized as “excess parachute payments” under Section 4999 of the Internal Revenue Code. Payments under the retention agreements are not subject to setoff for any compensation the officers may receive for subsequent employment.

The initial term of the retention agreements is two years. The agreements renew automatically at the end of the initial term for additional one-year periods, unless ISS gives notice of non-renewal within 90 days of expiration. Upon the occurrence of a change in control, or potential change in control, of ISS, the term is automatically extended for an additional two years. Payments under the retention agreements may become due as described in the previous paragraph if a change of control occurs while the agreements are in effect, or if a potential change in control occurs while the agreements are in effect and an actual change in control occurs within 120 days of the potential change in control.

This summary of the retention agreements is qualified in its entirety by the full text of ISS’ retention agreement form on file with the Securities and Exchange Commission, which contains definitions of, among other terms, “cause,” “good reason,” “change in control” and “potential change in control” as used in the agreements.

Compensation Committee Report on Executive Compensation

The Compensation Committee reviews and determines the salaries and bonuses of our executive officers, including the Chief Executive Officer, and establishes the general compensation policies for these individuals. The Compensation Committee also has the exclusive authority to make discretionary option grants to our executive officers under the Restated 1995 Stock Incentive Plan, and will have similar authority under our proposed 2005 Stock Incentive Plan if stockholders approve its adoption.

The Compensation Committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contributions to our success. We are engaged in a competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to these individuals.

General Compensation Policy.    The Compensation Committee’s policy is to provide our executive officers with compensation opportunities that are based upon personal performance, our financial performance and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (1) base salary that is intended to be competitive with the market and that reflects individual performance, (2) quarterly and annual variable performance awards payable in cash and tied to our achievement of quarterly and annual financial performance goals, and (3) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation is comprised of bonuses and long-term stock based incentives, which depend upon our financial performance and stock price appreciation.

Factors.    The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2004 fiscal year are described below. The Compensation Committee may in its discretion apply different factors, such as different measures of financial performance, for future fiscal years. The compensation of Named Officers for 2004 is set forth in the Summary Compensation Table.

Base Salary.    In setting base salaries for 2004, the Compensation Committee reviewed published compensation survey data. The base salary for each officer generally reflects the salary levels for comparable positions in published surveys, which reflect market trends of companies in the technology industry and companies of comparable revenue size, as well as the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer’s base salary is reviewed each year and may be adjusted based on (1) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (2) the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers.

Quarterly and Annual Incentives.    Executive officers are eligible for quarterly and annual incentive bonuses. For 2004, the aggregate quarterly and annual incentive bonus targets for executive officers were generally 33% to 50% of total target cash compensation. For our CEO, payouts were determined based on our financial performance in comparison to our business plan, as adjusted during the year. During 2004, the consolidated financial performance criteria for our CEO included performance measures for revenues, earnings per share and days-sales-outstanding (DSO). Payouts for executives with responsibility for geographic regions were based on regional financial performance criteria which included product revenues, total revenues, operating margin and DSO. Payouts for other corporate executives were based in part on individual performance objectives and in part on consolidated financial performance criteria for revenues, earnings per share and DSO.

Long Term Incentives.    Stock options and restricted stock grants were made by the Compensation Committee to our executive officers during 2004. The grants were designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage ISS from the perspective of an owner with an equity stake in the business. Each option grant allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to seven years). Options generally vest over a multi-year period or are linked to various performance objectives. The restricted stock grants also vest over a multi-year period. Vesting is contingent upon the officer’s continued employment with us. Accordingly, an option will provide a return to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. Restricted stock will provide a return to the executive officer only if he or she remains employed by us during the vesting period. Because restricted stock is a full value grant, fewer shares are used than for an equivalent stock option grant. The Compensation Committee currently intends to use a mix of options and restricted stock, or restricted stock units, for long-term incentive compensation of executive officers.

The size of option and restricted stock grants to executive officers, including the Chief Executive Officer, are set by the Compensation Committee at a level that is intended to create a long-term performance and retention incentive, and a meaningful opportunity for stock ownership based upon the individual’s current position with us. Option and restricted stock grants are also intended to reflect the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion. The Compensation Committee takes into account published surveys and available market data for comparable positions, the number of unvested options held by the executive officer and past equity grants to the officer, and any impairment based on market conditions in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

CEO Compensation.    In setting the total compensation payable to our Chief Executive Officer for the 2004 fiscal year, the Compensation Committee maintained base salary and target bonuses at the same levels as 2003, and provided additional long-term incentive equity compensation. The following table sets forth target cash compensation, actual cash compensation and long-term incentive stock grants for Mr. Noonan, our CEO, for 2004.

2004 Base Salary	Quarterly Target Bonuses	Quarterly Actual Bonuses	Annual Target Bonus	Annual Actual Bonus	Restricted Stock Grants	Option Grants
$375,000	$187,500	$147,883	$187,500	$165,656	40,000	500,000

Mr. Noonan’s base salary and target bonuses were maintained at what the Compensation Committee considered conservative levels compared to market data in order to emphasize incentive stock based compensation, aligning the CEO’s and stockholders’ interests. Over achievement of targets could have resulted in payout amounts exceeding target levels. The restricted stock grant was made on January 27, 2004, when the closing price of our shares was $17.75, and vests over three years, with 50% vesting two years after grant and 50% three years after grant. With respect to the option grants, an option to purchase 100,000 shares at an exercise price of $17.75 was granted on January 27, 2004 and was scheduled to vest 50% on December 31, 2004 and 50% on December 31, 2005, subject to accelerated vesting on December 31, 2004 if we achieved annual revenues exceeding $280 million. We achieved this revenue measure, so that the option fully vested on December 31, 2004. An option to purchase 400,000 shares at an exercise price of $17.75 was granted on January 27, 2004 and vested 50% on April 2, 2004 and quarterly thereafter at the rate of 12.5% per quarter until fully vested on April 2, 2005. Total target cash compensation was weighted toward performance-based bonuses to reward achievement of what the Compensation Committee considered aggressive performance targets for revenues, earnings per share and days-sales-outstanding. The actual bonuses stated in the table above reflect the level of achievement of these performance measures.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the 2004 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers for fiscal 2005 will exceed that limit. The Restated 1995 Stock Incentive Plan and the 2005 Plan have been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee may reconsider this decision if the individual cash compensation of any executive officer approaches the $1 million level.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-term and long-term.

The Compensation Committee:

David N. Strohm, Chairman

Robert E. Davoli

Kevin J. O’Connor

April 15, 2005

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange

Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

In fiscal 2004, the Compensation Committee was comprised of Messrs. Davoli, O’Connor and Strohm. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Audit Committee Report

The Audit Committee is responsible for, among other things, reviewing with our independent auditors the scope and results of their audit engagement. In connection with the fiscal 2004 audit, the Audit Committee has:

•	reviewed and discussed with management our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2004 and management’s report on our internal control over financial reporting,

•	discussed with Ernst & Young LLP, our independent auditors, the matters required by Statement of Auditing Standards No. 61, their attestation of management’s report on internal control over financial reporting, and their audit of our internal control over financial reporting, and

•	received from and discussed with Ernst & Young LLP the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 regarding their independence.

Based on the review and the discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and rely, without independent verification, on the information provided to them and on the representations made to them by management and the independent accountants. The Board of Directors has adopted a written charter for the Audit Committee, which has not been amended since last year’s Proxy Statement. The members of the Audit Committee have been determined to be independent in accordance with the listing requirements of The Nasdaq Stock Market.

The Audit Committee:

Robert E. Davoli, Chairman

Richard S. Bodman

Kevin J. O’Connor

April 15, 2005

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Other Matters

Independent Auditors

The Audit Committee has appointed the firm of Ernst & Young LLP, our independent auditor during 2004, to serve in the same capacity for the year ending December 31, 2005, and the Board has ratified that selection. Ernst & Young has served as our independent auditor since 1996. The Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that a change would be in our best interests and the best interests of our stockholders. During

2004, we evaluated other nationally recognized independent auditing firms and requested proposals, including a proposal from Ernst & Young. Following the evaluation process, the Audit Committee determined to appoint Ernst & Young to serve as our independent auditor for 2004.

A representative of Ernst & Young is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The following table sets forth the fees billed by Ernst & Young during our fiscal years ended December 31, 2004 and 2003:

Fees Billed in Last Two Fiscal Years

	Year Ended December 31
	2004	2003
Audit(1)	$1,262,000	$456,000
Audit-Related(2)	60,000	75,000
Tax(3)	—	66,000
All Other	—	—

	$1,322,000	$597,000

(1)	Includes fees for professional services rendered for the audit of our annual financial statements, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for specific scope procedures regarding our Japan subsidiary for our consolidated audits. 2004 amounts also include professional services rendered for the attestation of management’s report on internal control over financial reporting and the audit of our internal control over financial reporting

(2)	Include fees for services rendered in connection with statutory audit of subsidiaries, 401(k) plan audit services, and other accounting advisory services.

(3)	Includes fees related to tax compliance in the United States and the United Kingdom.

Fee Pre-approval Policy

The Audit Committee has approved the engagement of Ernst & Young, subject to submission and approval of a budget for audit and audit related fees for services to be rendered for our 2005 fiscal year. The Audit Committee, or a member of the committee, must pre-approve any non-audit service provided to us by the company’s independent auditor. The Audit Committee also approved the engagement of Ernst & Young for the audit and audit related services performed for our fiscal years ended December 31, 2004 and 2003.

Certain Relationships and Related Transactions

Mr. Noonan’s brother is employed by us as a distribution manager and received approximately $148,000 in salary and commission in 2004.

Our policy is that all transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a committee of independent members of the Board, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Record Date; Shares Outstanding

Stockholders of record at the close of business on April 4, 2005 are entitled to vote their shares at the annual meeting. As of that date, there were 45,622,377 shares of our common stock, par value $0.001 per share, outstanding and entitled to vote at the meeting. The holders of those shares are entitled to one vote per share. We have no other classes of stock outstanding.

Quorum

More than 50% of the stockholders entitled to vote must be represented at the meeting in person or by proxy before any business may be conducted. If a quorum is not present, the stockholders who are present may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the meeting.

Voting By Street Name Holders

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, then the record holder will be entitled to vote the shares in its discretion for the nominees for director named earlier in this proxy statement, but will not be able to vote your shares on the proposal to approve the 2005 Stock Incentive Plan. Therefore, with respect to the 2005 Stock Incentive Plan proposal, your shares will be considered a “broker non-vote.”

As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless obtain a “legal proxy” from the record holder that holds your shares.

Tabulation of Votes

SunTrust Bank, our transfer agent, will tabulate and certify the votes.

If your shares are treated as a “broker non-vote” or abstention, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present at the meeting. Because directors are elected by plurality vote, abstentions and broker non-votes will have no effect on the outcome of the voting on Proposal 1.

For Proposal 2, the approval of the 2005 Stock Incentive Plan, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required for the matter to pass. Abstentions will be counted as shares present and entitled to vote at the meeting, and will consequently have the same effect as negative votes on Proposal 2. Broker non-votes, however, are not counted as shares present and entitled to vote with respect to matters which the broker has not expressly voted. Therefore, broker non-votes will not affect the outcome of the voting on Proposal 2. Broker non-votes are further explained above under the caption “Voting by Street Name Holders.”

Proxies; Right to Revoke

By submitting your proxy, you will authorize Richard Macchia and Maureen Richards to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy. In addition, you may revoke your proxy by (1) sending written notice of revocation to the Corporate Secretary, Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, Georgia 30328, (2) by submitting a later-dated proxy, or (3) by voting in person at the meeting.

Manner for Voting Proxies; Default Voting

The shares represented by all valid proxies received by phone, by Internet, or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted (1) FOR the nominees for director named earlier in this proxy statement and (2) FOR the approval of the 2005 Stock Incentive Plan. Should any other matter properly come before the stockholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy. The Board of Directors is not aware of any other matters which may be presented at the meeting.

Solicitation of Proxies

We will bear our costs of soliciting proxies. Copies of proxy materials and our Annual Report to Stockholders for 2004 will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others, so that they may forward this solicitation material to beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services.

Stockholder Proposals

Any stockholder proposals submitted pursuant to Securities Exchange Act Rule 14-8 and intended to be presented at the 2005 annual meeting must be received in writing in writing at our principal executive offices on or before December 16, 2005 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Any stockholder proposals intended to be presented at the 2005 annual meeting other than pursuant to Rule 14a-8, and any stockholder nominations, must also be received in writing at our principal executive offices no later than December 16, 2005 together with all supporting documentation required by our by-laws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to those proposals, subject to SEC rules governing the exercise of this authority.

Communicating with the Board

ISS security holders and other parties with concerns about conduct or about accounting, internal control or auditing matters may communicate with the Board by writing to them in care of the Corporate Secretary, Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, GA 30328. All concerns related to accounting, internal control or auditing matters will be referred to the Lead Director and the Chair of Audit Committee.

Stockholder List

For at least ten days prior to the meeting, a list of stockholders entitled to vote at the annual meeting will be available for examination, for purposes germane to the meeting, during ordinary business hours at ISS’s principal executive offices located at 6303 Barfield Road, Atlanta, Georgia 30328. The list will also be available for examination at the meeting.

Annual Report and Form 10-K

A copy of our Annual Report to Stockholders for the 2004 fiscal year is being mailed with this Notice of Annual Stockholders Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report to Stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material. The Annual Report to Stockholders includes our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005, except for the exhibits thereto. In addition, our Annual Report on Form 10-K (with exhibits) is available at the website maintained by the Securities and Exchange Commission at www.sec.gov.

Appendix A

INTERNET SECURITY SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

i

(continued)

ii

(continued)

iii

INTERNET SECURITY SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

ARTICLE 1—GENERAL PROVISIONS

1.1    Establishment of Plan.    Internet Security Systems, Inc., a Delaware corporation (the “Company”), hereby establishes a stock incentive plan to be known as the “Internet Security Systems, Inc. 2005 Stock Incentive Plan” (the “Plan”), as set forth in this document. The Plan is designed to replace the Company’s Restated 1995 Stock Incentive Plan (“1995 Plan”) and no further grants will be made under the 1995 Plan after approval of the Plan by the stockholders of the Company.

1.2    Purpose of Plan.    The objectives of the Plan are to: (i) attract, motivate and retain employees, directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees’ and other Eligible Participants with those of the Company’s stockholders.

1.3    Types of Awards.    Awards under the Plan may be made to Eligible Participants who are Employees in the form of: (i) Incentive Stock Options; (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Restricted Stock Units; (vi) Performance Shares, or any combination of these. Awards under the Plan may be made to Eligible Participants who are Directors in the form of: (i) Nonqualified Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; and (iv) Restricted Stock Units or any combination of these.

1.4    Effective Date.    The Plan shall be effective upon approval by the Company’s stockholders (the “Effective Date”).

ARTICLE 2—DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1    “Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.2    “Agreement” means the written agreement evidencing an Award granted to the Participant under the Plan.

2.3    “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, or combination of these.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Cause” means, unless provided otherwise in the Agreement, the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or any Employer, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company or any Employer in a material manner. “Cause” shall be determined by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement with the Employer that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement, in lieu of the definition provided above, shall apply to the Participant for purposes of this Plan.

2.6    “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

(a)    The acquisition by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, (1) any acquisition by the Company or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease over a period of 36 months or less to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other then the Board shall not be deemed a member of the Incumbent Board;

(c)    Consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Voting Securities; and (ii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)    Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

2.7    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.8    “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article 3. If any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Act, and (ii) an “outside director” within the meaning of Code Section 162(m), a subcommittee of the Committee shall be appointed to grant Awards to Named Executive Officers and to officers who are subject to Section 16 of the Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

2.9    “Company” means Internet Security Systems, Inc., a Delaware corporation, and its successors and assigns.

2.10    “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or any Employer shall not be considered a Director, but instead shall be considered an employee for purposes of the Plan.

2.11    “Disability” means, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Grants in Sections 10.1 and 10.2, Disability shall mean the inability of the Director to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of three (3) months or more.

2.12    “Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.

2.13    “Eligible Participant” means an employee of the Employer (including an officer) as well as any other person, including a Director and a consultant or advisor who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital-raising transaction, as shall be determined by the Committee.

2.14    “Employer” means the Company and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code Sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer.”

2.15    “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that

(a)    if the Shares are traded on a national or regional securities exchange or on The Nasdaq National Market System (“Nasdaq”) on a given date, Fair Market Value on such date shall be the average of the high and low sales price for a Share on the securities exchange on such date (or, if no sales of Shares were made on such exchange on such date, on the next preceding day on which sales were made on such exchange), all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

(b)    if the Shares are not listed on any securities exchange or traded on Nasdaq, but nevertheless are publicly traded and reported on Nasdaq without sale prices for the Shares being customarily quoted, Fair Market Value on such date shall be the average of the closing bid and asked quotations in such over-the-counter market as reported by Nasdaq (or, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on such date, on the next preceding day on which such bid and asked prices were quoted).

For purposes of subsection (a) above, if Shares are traded on more than one securities exchange then the following exchange shall be referenced to determine Fair Market Value: (i) the New York Stock Exchange (“NYSE”); or (ii) if shares are not traded on the NYSE, the Nasdaq; or (iii) if shares are not traded on the NYSE or Nasdaq, the largest regional exchange on which Shares are traded.

2.16    “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is intended to meet the requirements of Section 422 of the Code.

2.17    “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.

2.18    “Named Executive Officer” means a Participant who is one of the group of “covered employees” as defined in the regulations promulgated or other guidance issued under Code Section 162(m), as determined by the Committee.

2.19    “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet the requirements of Section 422 of the Code.

2.20    “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.21    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.22    “Participant” means an Eligible Participant to whom an Award has been granted.

2.23    “Performance Measures” means the performance measures set forth in Article 9 which are used for performance based Awards to Named Executive Officers.

2.24    “Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) in the case of a Named Executive Officer, unless the Committee determines not to comply with Code section 162(m).

2.25    “Permitted Transferee” means: (i) any members of the immediate family of the Participant (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members, or any partnerships whose only partners are such family members; or (ii) third parties approved by the Committee pursuant to which Participants may receive cash payments for the transfer of Awards. Appropriate evidence of any transfer to the Permitted Transferees shall be delivered to the Company at its principal executive office. If all or part of an Option is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Option as the Participant.

2.26    “Plan” means the Internet Security Systems, Inc. 2004 Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

2.27    “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28    “Restricted Stock Units (or RSUs)” means a right granted under Section 7 of the Plan to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.

2.29    “Restriction Period” means the period commencing on the date an Award of Restricted Stock or Restricted Stock Units is granted and ending on such date as the Committee shall determine.

2.30    “Retirement” means termination of employment other than for Cause after a Participant has reached (i) age 65, or (ii) age 55 and completed at least 10 years of service (full-time or full-time equivalent). However, solely for purposes of the Automatic Grants in Sections 10.1 and 10.2, Retirement shall mean the Director separates from service on the Board at the end of such Director’s then extant term after such Director has reached age 65.

2.31    “Share” means one share of common stock, par value $.01 per share, of the Company, and as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

2.32    “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

ARTICLE 3—ADMINISTRATION

3.1    General.    This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members, or to officers (or a committee of officers) of the Company, such of its power and authority as it deems appropriate.

3.2    Authority of the Committee.

(a)    The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the Eligible Participants who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

(b)    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c)    In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d)    All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its stockholders, Participants, Eligible Participants and their estates, beneficiaries and successors.

(e)    No Award to a Participant may be repriced, replaced, regranted through cancellation, or modified for such Participant without stockholder approval (except for adjustments provided for in Section 4.3), if the effect would be to reduce the exercise price for such Participant for the Shares underlying such Award. Further, the Committee may not, without stockholder approval, cancel an outstanding Option at a time when the Fair Market Value of the Shares covered by the Option is less than the exercise price for the purpose of granting a replacement Award of a different type.

3.3    Delegation of Authority.    Except with respect to Named Executive Officers and Insiders, the Committee may, at any time and from time to time, delegate to one or more persons any or all of its authority under Section 3.2, to the full extent permitted by law.

3.4    Award Agreements.    Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

3.5    Indemnification.    In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been grossly negligent or engaged in willful misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4—SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    (a) Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which are available for issuance pursuant to Awards under the Plan is seven million, two hundred fifty thousand (7,250,000) Shares, plus the number of Shares subject to outstanding grants under the 1995 Plan as of

May 24, 2005 and which are later forfeited or expire on or after May 24, 2005 in accordance with the terms of such grants. Other than Awards of Stock Options or SARs or Awards that must be settled in cash, the number of Shares reserved under the Plan that may be granted in the form of other Awards (“Full Value Grants”) will be counted against the 7,250,000 Plan maximum so that the maximum is reduced by one and one-half (1.5) Shares for each Share subject to the Full Value Grants . The number of Incentive Stock Options that may be issued under the Plan is up to 4,000,000. Shares to be issued under the Plan shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions. Upon approval of this Plan by the stockholders of the Company, no further grants will be made under the 1995 Plan. Awards made under the 1995 Plan shall remain outstanding in accordance with their terms.

(b)    The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(i)    If, for any reason, any Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock Units, Performance Shares (“Returned Shares”), such Returned Shares shall not be charged against the aggregate number of Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to an Award under the Plan (with Returned Shares relating to Full Value Grants counting as 1.5 shares).

(ii)    Each Performance Share awarded that may be settled in Shares shall be counted as one and one-half Shares subject to an Award. Performance Shares that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance.

(iii)    Each Stock Appreciation Right to be settled in Shares shall be counted as one Share subject to an Award, regardless of the number of Shares that are actually issued upon exercise and settlement of the Stock Appreciation Right. Stock Appreciation Rights that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance.

(iv)    Each Restricted Stock Unit that may be settled in Shares shall be counted as one and one-half Shares subject to an award. Restricted Stock Units that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance.

4.2    Individual Limits.    For purposes of Awards to an individual who is a Named Executive Officer, the following rules shall apply to Awards under the Plan:

(a)    Options and SARs.    The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to Awards in any one fiscal year to any one Participant shall be six hundred thousand (600,000).

(b)    Restricted Stock, Restricted Stock Units and Performance Shares.    The maximum aggregate number of Shares of Restricted Stock, number of Restricted Stock Units and Performance Shares that may be granted pursuant to Awards in any one fiscal year to any one Participant shall be two hundred thousand (200,000) Shares.

4.3    Adjustment of Shares.    If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(a) the limitation on the aggregate number of Shares that may be awarded as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

(b) the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 4.2;

(c) the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(d) the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

(e) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Code Section 422.

ARTICLE 5—STOCK OPTIONS

5.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an Employee may be granted ISOs.

5.2    Agreement.    Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

5.3    Option Price.    The Option Price for each grant of an ISO shall not be less than the Fair Market Value of a Share on the date the Option is granted and the Option Price for a NQSO shall not be less than the Fair Market Value of a Share on the date the Option is granted. The Committee shall not have authority, other than with shareholder approval, to reduce the exercise price of an Outstanding Option (except for adjustments provided for in Section 4.3).

5.4    Duration of Options.    Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary of its grant date.

5.5    Exercise of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement. In addition, the Committee may provide in the Agreement for the right of a Participant to defer option gains related to an exercise.

5.6    Payment.    Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) and (c). The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

5.7    Nontransferability of Options.

(a)    Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)    Nonqualified Stock Options.    Except as otherwise provided in a Participant’s Award Agreement with respect to transfers to Permitted Transferees (any such transfers being subject to applicable laws, rules and regulations), no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

5.8    Purchased Options.    Without in any way limiting the authority of the Committee to grant Awards hereunder, the Committee shall have the authority to grant Options to Participants in exchange for a stated purchase price for such Option (which may be payable by the Participant directly or, at the election of the Participant, may be offset from bonus or other amounts owed to the Participant by the Company).

5.9    Special Rules for ISOs.    Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000).

ARTICLE 6—STOCK APPRECIATION RIGHTS

6.1    Grant of SARs.    A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the exercise period (which shall not exceed 7 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. SARs shall be subject to the same limitations on transferability as Nonqualified Stock Options as provided in Section 5.7(b). A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered. The Committee may provide in the Agreement for an SAR for automatic accelerated vesting and other rights upon the occurrence of a Change in Control or upon the occurrence of other events specified in the Agreement.

6.2    Tandem SARs.    Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.3    Payment.    The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of an SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

ARTICLE 7—RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1    Grant of Restricted Stock.    Restricted Stock Awards may be made to Eligible Participants as a reward for past service or as an incentive for the performance of future services that will contribute materially to the successful operation of the Employer. Awards of Restricted Stock may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock or deferred grants of Restricted Stock.

7.2    Restricted Stock Agreement.    The Restricted Stock Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to, or less than Fair Market Value and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock such as continued service or achievement of performance goals; the length of the Restriction Period and whether any circumstances, such as death, Disability, or a Change in Control, will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends with respect to the Shares during the Restriction Period. Subject to shortening the length of the Restriction Period upon the occurrence of certain circumstances, such as death, Disability, or a Change in Control, or upon the achievement of Performance Measures, all grants of Restricted Stock and Restricted Stock Units shall have a Restriction Period of not less than three (3) years (but graded vesting may be provided), provided that performance-based Restricted Stock and Restricted Stock Unit Awards shall be subject to a restriction period of not less than one (1) year.

Notwithstanding Section 3.5 of the Plan, a Restricted Stock Award must be accepted within a period of sixty (60) days, or such other period as the Committee may specify, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

7.3    Nontransferability.    Except as otherwise provided in this Article 7 or in the Award Agreement, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

7.4    Certificates.    Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name (or an appropriate book entry shall be made). Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

7.5    Dividends and Other Distributions.    Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held without interest. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. In addition, with respect to Named Executive Officers, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for the performance-based compensation exception under Code Section 162(m).

7.6    Restricted Stock Units (or RSUs).    Awards of Restricted Stock Units may be made to Eligible Participants in accordance with the following terms and conditions:

(a)    The Committee, in its discretion, shall determine the number of RSUs to grant to a Participant, the Restriction Period and other terms and conditions of the Award, including whether the Award will be paid in cash, Shares or a combination of the two and the time when the Award will be payable (i.e., at vesting, termination of employment or another date).

(b)    Unless the Agreement provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(c)    Restrictions upon RSUs awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may provide in the Agreement. Unless the Agreement provides otherwise, in the event of a Change in Control, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested in the Participant.

(d)    The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Participant’s employment with the Employer (including a forfeiture of RSUs for which the restrictions have not lapsed upon Participant’s ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

ARTICLE 8—PERFORMANCE SHARES

8.1    Grant of Performance Shares.    Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may provide in the Agreement for treatment of Performance Shares upon the occurrence of a Change in Control or upon the occurrence of other events specified in the Agreement.

8.2    Value of Performance Shares.    Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set the Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to the Participant. For purposes of this Article 8, the time period during which the Performance Measures must be met shall be called a “Performance Period.”

8.3    Earning of Performance Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of

Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Measures have been achieved.

8.4    Form and Timing of Payment of Performance Shares.    Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) which has an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Except as otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to Shares that have vested in connection with earned grants of Performance Shares, that have not yet been distributed to the Participant (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Restricted Stock, as set forth in Section 7.5 herein). In addition, unless otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Shares that have vested.

8.5    Nontransferability.    Except as otherwise provided in a Participant’s Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

ARTICLE 9—PERFORMANCE MEASURES

Until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Named Executive Officers’ Awards that are intended to qualify under the performance-based compensation provisions of Code Section 162(m), the Performance Measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, operating margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost. The Committee can establish other performance measures for performance Awards granted to Eligible Participants that are not Named Executive Officers.

The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that the Committee may not use its discretion to adjust upward Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), and which are held by Named Executive Officers (the Committee shall retain the discretion to adjust such Awards downward).

If applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 10—AWARDS TO DIRECTORS

10.1    Automatic Grant of Stock Options.    On the conclusion of each Annual Stockholders Meeting (the “Annual Grant Date”), each Director shall be granted a NQSO to purchase 10,000 Shares at an Option Price equal to one hundred percent (100%) of the Fair Market Value of a Share on such grant date (“Annual Option Grant”); provided, however, that each individual who is for the first time elected to serve as a Director (the “Initial Grant Date”) shall be granted a NQSO to purchase 20,000 Shares at an Option Price equal to one hundred percent (100%) of the Fair Market Value of a Share on such grant date (“Initial Option Grant”), provided, further, that the individual has not previously been in the employ of the Company or an Employer.

Under the Initial Option Grant, 6.25% of the option shares will vest quarterly beginning three months from the grant date and for the Annual Option Grant, 12.5% of the option shares will vest quarterly beginning three months from the grant date, provided the individual is still serving as a director on the applicable vesting date. Each Option granted under this Article 10 shall expire seven (7) years after its date of grant and may be exercised in whole or in part in accordance with Sections 5.5 and 5.6. The Option shall become immediately exercisable upon the occurrence of a Change in Control, or upon the death or termination of Board service due to Disability of the Director, or upon the Retirement of the Director at the end of the Director’s extant term.

10.2    Automatic Grant of Restricted Stock.    On the Annual Grant Date, each Director shall be granted 5,000 Shares of Restricted Stock; provided, however, that each individual who is for the first time elected to serve as a Director shall be granted 5,000 Shares of Restricted Stock on the Initial Grant Date, provided that individual has not previously been in the employ of the Company or an Employer. The Shares of Restricted Stock shall vest 12.5% quarterly beginning three months from the grant date.

Restricted Stock shall be subject to forfeiture to the Company upon the Participant’s cessation of Board service prior to vesting in those Shares. The Restricted Stock shall immediately vest, and the Company’s forfeiture right shall lapse, upon the occurrence of a Change in Control, or upon the death or termination of Board service due to Disability of the Director, or upon the Retirement of the Director at the end of the Director’s extant term.

10.3    Discretionary Grants of Awards.    The Committee may, in its discretion and upon such terms and conditions as may be established by the Committee, make Awards to Directors under this Plan in addition to those provided for in Sections 10.1 and 10.2 above, provided, however, that any such discretionary grants shall be made by a committee composed entirely of independent directors and during the term of the Plan not more than 10% of the Shares authorized under Section 4.1 (as adjusted under Section 4.3) shall be available for grant as discretionary grants to Directors.

ARTICLE 11—BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12—DEFERRALS

The Committee may permit or require a Participant to defer under this Plan or to a separate deferred compensation arrangement of the Company such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13—WITHHOLDING

13.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARS, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 14—FOREIGN EMPLOYEES

In order to facilitate the making of any grant of Awards under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Employer outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

ARTICLE 15—AMENDMENT AND TERMINATION

15.1     Amendment of Plan.    The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. To the extent required by Code Section 162(m) or 422 and/or the rules of NASDAQ or any exchange upon which the Shares are traded or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company at an annual or special meeting.

15.2     Amendment of Award Agreement.    The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Section 15.4, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not have the authority to decrease the Option Price of any outstanding Option, except in accordance with Section 4.3 or unless such an amendment is approved by the stockholders of the Company.

15.3     Termination of Plan.    No Awards shall be granted under the Plan after May 24, 2015.

15.4     Cancellation of Awards.    The Committee may provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit all or any part of an unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the

Detrimental Activity, unless the Award is sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Share or Restricted Stock Unit payout, or receives Shares under an Award at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

For purposes of this Section, “Detrimental Activity” means any of the following activities as further defined by the Committee in the Award Agreement and as determined by the Committee in good faith: (i) the violation of any agreement between the Company and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.5 above), whether or not the Participant’s employment is terminated for Cause; or (iii) other activities that adversely impact the Company or its business in a material way; provided, that the Committee may provide in the Agreement that only certain of the possible restrictions provided above apply for purposes of the Award Agreement.

15.5     Assumption or Cancellation of Awards.    In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that stockholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable, each Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate), unless such successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case the Committee may, in its sole discretion and in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock, provide that all restrictions shall lapse) or provide for cancellation and for a cash payment for such Award. If the Committee makes an Option or other Award fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets or stock or other corporate transaction, the Committee shall notify the Participant that, subject to rescission if the merger, sale of assets or stock or other corporate transaction is not successfully completed within a certain period, the Option or other Award shall be fully exercisable for a period of thirty (30) days from the date of such notice (or such other period as provided by the Committee), and, to the extent not exercised, the Option or other Award will terminate upon the expiration of such period.

ARTICLE 16—MISCELLANEOUS PROVISIONS

16.1     Restrictions on Shares.    All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

16.2     Rights of a Stockholder.    Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, Stock Appreciation Right, Restricted Stock Unit or Performance Share shall have any right as a stockholder with respect to any Shares covered by such Award prior to the date of issuance to him or her of a certificate or certificates for such Shares.

16.3     No Implied Rights.    Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship for any reason at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

16.4     Compliance with Laws.

(a)    At all times when the Committee determines that compliance with Code Section 162(m) is required or desirable, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 15, make any adjustments it deems appropriate.

(b)    The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

16.5     Successors.    The terms of the Plan shall be binding upon the Company, and its successors and assigns.

16.6     Tax Elections.    Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code Section 83(b) or any similar provision thereof.

16.7     Legal Construction.

(a)    Severability.    If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b)    Gender and Number.    Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c)    Governing Law.    To the extent not preempted by federal law, the Plan and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, this Plan is executed as of this the              day of             , 2005.

INTERNET SECURITY SYSTEMS, INC.

By:
Authorized Officer

ATTEST:

Secretary

INTERNET SECURITY SYSTEMS, INC.

PROXY

Annual Meeting of Stockholders to be held May 24, 2005

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the annual meeting to be held May 24, 2005 and appoints Richard Macchia and Maureen Richards, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Internet Security Systems, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held on May 24, 2005 at 8:30 a.m., Eastern time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by this Proxy shall be voted in the manner set forth on the front and reverse side of this card.

1.	To elect three directors to serve for a three-year term.

DIRECTOR	FOR	WITHHOLD AUTHORITY TO VOTE
(01) Richard S. Bodman	☐	☐

(02) Steven J. Heyer	☐	☐

(03) Kevin J. O’Connor	☐	☐

2.	To approve our 2005 Stock Incentive Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the annual meeting and upon other matters as may properly come before the annual meeting.

(continued from reverse)

This Proxy, when properly executed, will be voted as specified on the front of this card. If no specification is made, this Proxy will be voted FOR the nominees for director and FOR approval of our 2005 Stock Incentive Plan.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)
Please sign your name:

(Authorized Signature(s))

Dated: __________________________________, 2005

DETACH CARD	Please detach proxy at perforation before mailing. YOU MAY VOTE BY TELEPHONE OR THE INTERNET.

If you are voting by telephone or the internet, please do not mail your proxy.

Vote By Telephone Call Toll-Free using a Touch-Tone phone 1-800-542-1160	Vote By Internet Access the Website and cast your vote http://www.votefast.com	Vote By Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 p.m. Eastern time on May 23, 2005, to be counted in the final tabulation.

Vote By Telephone

Have this proxy card available when you call the Toll-Free number 1-800-542-1160 using a Touch-Tone phone. You will be prompted to enter the control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Internet

Have this proxy card available when you access the website http://www.votefast.com. You will be prompted to enter the control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Mail

Please mark, sign and date this proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, Atlanta, P.O. Box 4625, Atlanta, GA 30302.

To Change Your Vote

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 11:59 p.m. Eastern Time, May 23, 2005, will be the one counted. You may also revoke your proxy by voting in person at the annual meeting.